Exhibit 10.3
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                               FUNDING AGREEMENT


         This Funding  Agreement  ("Agreement")  is dated January 2, 2004 and is
between  Arrakis  Select,   Inc.   ("Arrakis")  and  Wellstone   Filters,   Inc.
("Wellstone").

                                 R E C I T A L S

         WHEREAS, Arrakis is a private investment group interested in equity financing of Wellstone; and

         WHEREAS, Wellstone is in need of funding for its working capital needs.

         NOW THEREFORE, in consideration of the foregoing recitals, and the promises contained herein, the parties agree as follows:

         Section 1. Funding Requirements. Arrakis agrees to provide all the monthly funding requirements of Wellstone for 90 days from the date of this Agreement, renewable for 90 additional days at the option of Arrakis. Investment shall be made in cash (wire or other immediately available funds). As of the date of this Agreement such requirements are estimated to be $15,000 per month. This will be an equity investment. In exchange ofr Arrakis' cash investment, Wellstone agrees to issue to Arrakis Wellstone common stock at a price per share equal to the closing bid price of the common stock as of the 15th day of the month in which each tranche of funding is made, irrespective of the date of the month the funds are received by Wellstone. The shares will be restricted securities" as definedin Rule 144 of the Securities Act. Share certificates will be issued in the name of Arrakis' nominee for securities holding, Sheridan Clearing Corporation.

         Section 2. Investor representations. Arrakis represents that it is an "accredited investor" as defined under Regulation D in that all its equity owners are accredited investors, and that it is investing for its own account and not with the view to resale to others. No commission will be paid on the funding to any person. Arrakis agrees that at no time during the term of this Agreement will it or any of its associates engage in "short selling" of Wellstone securities.

         Section 3. Rule 144. Wellstone agrees to permit Arrakis to sell the securities purchased by Arrakis under and in compliance with Rule 144, and to pay the costs of any legal opinion for Rule 144 resales, which opinion may be provided by Wellstone counsel. Wellstone will process any Rule 144 requests in a reasonably expeditious manner. Holding periods will be computed on a tranche by tranche basis; for example, the shares issued in exchange for the funding provided in January 2004 will have a holding period computed from the date of receipt of funds in January 2004. Wellstone agrees to remove the restrictive legend on the share certificates after two years from payment for each tranche, provided Arrakis is not then an affiliate of Wellstone.

         Section 4. Miscellaneous. No waiver of any breach or default of this Agreement shall be considered to be a waiver of any other breach or default of this Agreement. Should any litigation be commenced between Arrakis and Wellstone for any breach, the party prevailing in such litigation shall be entitled, in addition to such other relief that may be granted, to a reasonable sum as and for their or his or its attorney's fees and costs in such litigation. Every

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provision  of  this  Agreement  is  intended  to be  severable.  If any  term or provision hereof is determined to be illegal or invalid for any reason whatsoever, said illegality or invalidity shall not affect the validity of the remainder of this Agreement. The interpretation of this Agreement shall be governed by the local law of the State of New York. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter thereof. This Agreement shall inure to the benefit of the parties and their successors and assigns.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ARRAKIS SELECT, INC.                                    WELLSTONE FILTERS, INC.


By:                                                           By:
              Jehu Hand                                       Name:
              Managing Director                               Title:





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